UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2013

HD SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-159809	75-2007383
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

3100 Cumberland Boulevard Suite 1480, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 852-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

10.50% Senior Subordinated Notes due 2021

On January 16, 2013, HD Supply, Inc. (the “Company”), issued $950 million aggregate principal amount of its 10.50% Senior Subordinated Notes due 2021 (the “Notes”) under the Indenture, dated as of January 16, 2013 (the “Base Indenture”) as supplemented by the First Supplemental Indenture, dated as of January 16, 2013 (the “First Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”), among the Company, certain subsidiaries of the Company as guarantors (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association as trustee. The Notes are entitled to the benefit of the Exchange and Registration Rights Agreement, dated January 16, 2013 (the “Registration Rights Agreement”), among the Company, the Subsidiary Guarantors and the initial purchasers named therein.

Ranking; Guarantees

The Notes are unsecured senior subordinated indebtedness of the Company and rank:

•	subordinated in right of payment to all the Company’s existing and future senior indebtedness;

•	equal in right of payment with all of the Company’s existing and future senior subordinated indebtedness;

•	senior in right of payment to all of the Company’s existing and future indebtedness that is by its terms expressly subordinated in right of payment to the Notes;

•

effectively subordinated to all of the Company’s existing and future secured indebtedness, including, without limitation, indebtedness under the Senior Credit Facilities, the Senior First Priority Notes and the Senior Second Priority Notes (in each case, as defined in the Indenture), to the extent of the value of the collateral securing such indebtedness; and

•

structurally subordinated to approximately $67 million of indebtedness and other liabilities of the Company’s non-guarantor subsidiaries, including all of the Company’s foreign subsidiaries, as of October 28, 2012.

The Notes are guaranteed, on an unsecured senior subordinated basis, by each of the Company’s direct and indirect domestic existing and future subsidiaries that is a wholly owned domestic subsidiary (other than certain excluded subsidiaries), and by each other domestic subsidiary that is a borrower under a senior ABL facility or that guarantees the Company’s obligations under any credit facility or capital markets securities. These guarantees are subject to release under specified circumstances. The guarantee of each Subsidiary Guarantor is a senior subordinated obligation of that Subsidiary Guarantor and ranks:

•	subordinated in right of payment to all existing and future senior indebtedness of such Subsidiary Guarantor;

•	equal in right of payment with all existing and future senior subordinated indebtedness of such Subsidiary Guarantor;

•	senior in right of payment to all existing and future indebtedness of such Subsidiary Guarantor that is by its terms expressly subordinated in right of payment to the Notes;

•

effectively subordinated to all existing and future secured indebtedness of such Subsidiary Guarantor, including, without limitation, indebtedness under the Senior Credit Facilities, the Senior First Priority Notes and the Senior Second Priority Notes, to the extent of the value of the collateral owned by such Subsidiary Guarantor; and

•	structurally subordinated to all indebtedness and other liabilities of any non-guarantor subsidiary of such Subsidiary Guarantor.

Redemption

The Company may redeem the Notes, in whole or in part, at any time (1) prior to January 15, 2016, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, plus the applicable make-whole premium set forth in the Indenture and (2) on and after January 15, 2016, at the applicable redemption price set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the relevant redemption date, if redeemed during the 12-month period commencing on January 15 of the years set forth below.

Year	Percentage
2016	107.875%
2017	105.250%
2018	102.625%
2019 and thereafter	100.000%

In addition, at any time after July 31, 2013 and on or before July 31, 2014, the Company may also redeem up to 100% of the aggregate principal amount of the Notes with funds in an equal aggregate amount not exceeding the aggregate proceeds of certain qualified public equity offerings at a redemption price (expressed as a percentage of principal amount) of (x) if such redemption occurs on or prior to January 31, 2014, 103% and (y) if such redemption occurs after January 31, 2014 and on or prior to July 31, 2014, 102%, in each case plus accrued and unpaid interest, if any, to the redemption date; provided, however, that if less than 100% of the Notes are to be redeemed in any qualified public offering redemption, at least 33.33% of the original aggregate principal amount of Notes must remain outstanding immediately after giving effect to such qualified public offering redemption.

In addition to the foregoing, at any time prior to January 15, 2016, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 110.50% of the principal amount in respect of the Notes being redeemed, plus accrued and unpaid interest to the redemption date, provided, however, that if the Notes are redeemed, an aggregate principal amount of Notes equal to at least 50% (or 35% if any redemption in connection with certain qualified public equity offerings shall have been consummated) of the original aggregate principal amount of Notes must remain outstanding immediately after each such redemption of Notes.

Offer to Repurchase

In the event of certain events that constitute a Change of Control (as defined in the Indenture), the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. If the Company sells assets under certain circumstances, the Company must use the proceeds to make an offer to purchase the Notes at a price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries, as described in the Indenture, to: incur more indebtedness; layer indebtedness; pay dividends, redeem stock or make other distributions; make investments; create restrictions on the ability of the Company’s restricted subsidiaries to pay dividends to the Company or make other intercompany transfers; create liens securing indebtedness; transfer or sell assets; merge or consolidate; and enter into certain transactions with the Company’s affiliates. Most of these covenants will cease to apply for so long as the Notes have investment grade ratings from both Moody’s Investment Services, Inc. and Standard & Poor’s.

Events of Default

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

Exchange and Registration Rights Agreement

The Notes and the guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Under the Registration Rights Agreement, the Company is obligated to file and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange (the “Exchange Offer”) the Notes for notes publicly registered with the Securities and Exchange Commission (the “SEC”) with substantially identical terms as the Notes within 270 days following the original issue date of the Notes. The Registration Rights Agreement provides that upon the occurrence of certain events, the Company will file with the SEC, and use its commercially reasonable efforts to cause to become effective, a shelf registration statement relating to resales of the Notes and to keep effective such shelf registration statement for a specific period of time. Pursuant to the Registration Rights Agreement, the Company is obligated to pay additional interest on the Notes in specified circumstances, including if the Exchange Offer has not been completed within 360 days following the original issue date of the Notes. The annual interest on the Notes as a result of the Company’s failure to satisfy certain of its registration obligations under the Registration Rights Agreement will increase by 0.25% per annum during the first 90-day period following the occurrence of such default and by an additional 0.25% per annum for each subsequent 90-day period during which the related registration default continues, up to a maximum additional interest rate of 0.50% per annum.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company’s direct financial obligations under the Indenture and Notes is hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2013	HD Supply, Inc.

	By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Senior Vice President, General Counsel and Corporate Secretary